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EL NINO VENTURES INC.

2303 West 41st Avenue

Vancouver, British Columbia  V6M 2A3

Telephone No.:  604-685-1870  Fax No.: 604-685-6550

INFORMATION CIRCULAR

as at May 12, 2004 (except as indicated)

This information circular (“Information Circular”) is provided in connection with the solicitation of proxies by the management of EL NINO VENTURES INC. (the “Company”) for use at the Annual General Meeting of the shareholders of the Company (the “Meeting”) to be held on Monday, June 21, 2004, at the Company’s Executive Office located at 2303 West 41st Avenue, Vancouver, British Columbia, at 10:00 a.m. (Vancouver time) and at any adjournments thereof for the purpose set forth in the enclosed Notice of Annual General Meeting (“Notice of Meeting”).

The solicitation of proxies is intended to be primarily by mail but may also be made by telephone, telegraph or other electronic means of communication or in person by the Directors and Officers of the Company.  The cost of such solicitation will be borne by the Company.

APPOINTMENT OF PROXYHOLDER

The individuals named in the accompanying form of proxy are Directors and/or Officers of the Company.  A SHAREHOLDER WISHING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT HIM OR HER AT THE MEETING HAS THE RIGHT TO DO SO, EITHER BY INSERTING SUCH PERSON’S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY OR BY COMPLETING ANOTHER FORM OF PROXY.  Such a shareholder should notify the nominee of his or her appointment, obtain his or her consent to act as proxy and instruct him or her on how the shareholder’s shares are to be voted.  In any case, the form of proxy should be dated and executed by the shareholder or his/her attorney authorized in writing, or if the shareholder is a company, under its corporate seal, or by an officer or attorney thereof duly authorized.

A proxy will not be valid for the Meeting or any adjournment thereof unless the completed, signed and dated form of proxy is delivered to the office of Computershare Trust Company of Canada, Proxy Dept., 100 University Avenue, 9th Floor, Toronto Ontario M5J 2Y1  Fax:  Within North America:  1-866-249-7775  Outside North America:  (416) 263-9524, not later than 48 hours (excluding Saturdays, Sundays and holidays) before the commencement of the Meeting.

REVOCATION OF PROXIES

A proxy may be revoked at any time prior to the exercise thereof.  If a person who has given a proxy attends personally at the Meeting at which such proxy is to be voted, such person may revoke the proxy and vote in person.  In addition to revocation in any other manner permitted by law, a shareholder who has given a proxy may revoke it, any time before it is exercised, by instrument in writing executed by the shareholder or by his or her attorney authorized in writing and deposited with Computershare Trust Company of Canada, Proxy Dept., 100 University Avenue, 9th Floor, Toronto Ontario M5J 2Y1 at least 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting.  Where a proxy has been revoked, the shareholder may personally attend at the Meeting and vote his or her shares as if no proxy had been given.

VOTING OF PROXIES

The persons named in the enclosed form of proxy have indicated their willingness to represent, as proxyholders, the shareholders who appoint them.  Each shareholder may instruct his or her proxyholder how to vote his or her shares by completing the blanks in the form of proxy.

Shares represented by properly executed proxy forms in favour of the persons designated on the enclosed proxy form will be voted or withheld from voting on any poll in accordance with instructions made on the proxy forms, and, if a shareholder specifies a choice as to any matters to be acted on, such shareholder’s shares shall be voted accordingly.  In the absence of such instructions, the management designees, if named as proxy, will vote in favour of all matters set out thereon.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments and variations to matters identified in the Notice of Meeting and with respect to any other matters which may properly come before the Meeting.  At the time of printing this Information Circular, the management of the Company knows of no such amendments, variations or other matters to come before the Meeting.

RECORD DATE

The Company has set the close of business on May 12, 2004, as the record date (the “Record Date”) for the Meeting.  Only the registered holders of shares, and those beneficial holders entitled to receive notice pursuant to NI 54-101 through their intermediaries, as at that date, are entitled to receive notice of and to vote at the Meeting unless after that date a shareholder of record transfers his or her shares and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he or she owns such shares, requests at least ten (10) days prior to the Meeting that the transferee’s name be included in the list of shareholders entitled to vote, in which case such transferee is entitled to vote such shares at the Meeting.

VOTING RIGHTS AND PRINCIPAL HOLDERS OF SHARES

The holders of the Company’s common shares of record at the Record Date are entitled to vote such shares at the Meeting on the basis of one vote for each common share held.  The Company is authorized to issue 100,000,000 common shares without par value (the “shares”) of which           4,571,546  shares are issued and outstanding as of the Record Date.

To the knowledge of the management of the Company, the following beneficially own, directly or indirectly, or exercise control or direction over, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company:

Name	Number of Shares	Percentage of Outstanding Shares
CDS & Co. (1) 25 The Esplanade PO Box 1038 Stn A Toronto, Ontario M5W 1G5	2,493,915	54.6%
Harry Barr 2303 West 41st Avenue Vancouver, BC	1,750,299	38.3%

(1)

The information as to the shares beneficially owned is not within the knowledge of the Company and accordingly it has been furnished by the respective shareholders (either directly or through public filings by such shareholders pursuant to applicable securities legislation) or has been extracted from the register of shareholders maintained by the registrar and transfer agent for the Company’s shares.

STATEMENT OF EXECUTIVE COMPENSATION

“Named Executive Officer” to mean the Chief Executive Officer (“CEO”) (regardless of the amount of compensation of that individual) and each of the Company’s four most highly compensated executive officers, other than the CEO, whose total salary and bonus is $100,000 or more;

“Stock Appreciation Rights” or “SARs” to mean a right, granted by an issuer or any of its subsidiaries as compensation for services rendered or otherwise in connection with office or employment, to receive a payment of cash or an issue or transfer of securities based wholly or in part on changes in the trading price of publicly traded securities; and

“Long-term Incentive Plan” or “LTIP” to mean any plan providing compensation intended to serve as incentive for performance to occur over a period longer than one financial year, whether the performance is measured by reference to financial performance of the issuer or an affiliate of the issuer, the price of the issuer’s securities, or any other measure, but does not include option or SAR plans or plans for compensation through restricted shares or restricted share units.

The Company has one Named Executive Officer, being:

-

Harry Barr, President, CEO, and Director

The aggregate cash compensation paid to the Named Executive Officer during the Company’s fiscal year ended January 31, 2004, was $24,000.

Summary Compensation Table

The compensation for each Named Executive Officer for the Company’s three most recently completed financial years is as set out below:

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position (a)	Year Ended (b)	Salary ($) (c)	Bonus ($) (d)	Other Annual Compen-sation(1) ($) (e)	Securities Under Options/SARs Granted (#) (f)	Restricted Shares or Restricted Share Units ($) (g)	LTIP Payouts ($) (h)	All Other Compen-sation ($) (i)
Harry Barr(2) Canadian Gravity Recovery Inc. (3) James Watt(4)	2004 2004 2003 2002	Nil Nil Nil Nil	Nil Nil Nil Nil	24,000 Nil 5,000 15,000	79,500 79,500 Nil Nil	Nil Nil Nil Nil	Nil Nil Nil Nil	Nil Nil Nil Nil

Notes

(1)

Consulting fees.

(2)

Harry Barr appointed President and CEO on June 17, 2003.

(3)

Canadian Gravity Recovery Inc. is a Company 100% owned by Harry Barr.

(4)

James Watt resigned as President and CEO on June 17, 2003.

Long Term Incentive Plan

The Company does not have a long-term incentive plan for its named Executive Officers.

Termination of Employment, Change in Responsibilities and Management Contracts

There are no management contracts at this time.

Compensation Committee

The Company does not have a Compensation Committee.  During the financial year ended January 31, 2004 compensation matters were dealt with by the entire Board of Directors.

Report on Executive Compensation

The Company’s executive compensation program is administered by the Board of Directors and is designed to provide incentives for the enhancement of shareholder value.  The overall objectives are to attract and retain qualified executives critical to the success of the Company, to provide fair and competitive compensation, to align the interest of management with those of shareholders and to reward corporate and individual performance.  The compensation package has been structured so as to link shareholder return, measured by the change in the share price, with executive compensation through the use of stock options as the primary element of variable compensation.  The Company does not currently offer long-term incentive plans or pension plans to its senior Officers.

Compensation to Directors

Directors of the Company do not receive fees or other cash compensation in their capacity as directors.  The Directors may be reimbursed for actual expenses reasonably incurred in connection with the performance of their duties as directors.  Directors are also eligible to receive incentive stock options to purchase shares of the Company.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Corporate governance relates to activities of the Board, the members of which are elected by and are accountable to the shareholders, and takes into account the role of the individual members of management who are appointed by the Board and who are charged with the day to day management of the Company.  The Board is committed to sound corporate governance practices which are both in the interest of its shareholders and contribute to effective and efficient decision making.  The Company’s general approach to corporate governance is summarized below.  The Board is currently reviewing the guidelines for improved corporate governance in Canada adopted by the TSX (the ”Exchange Guidelines”).  More detailed information regarding the Company’s compliance with the fourteen (14) specific Exchange Guidelines is set out in Schedule “A” hereto.

The Board is currently composed of three directors.

The Exchange Guidelines suggest that the board of directors of every listed company should be constituted with a majority of individuals who qualify as “unrelated” directors.  An “unrelated” director is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with a view to the best interests of the Company, other than interests and relationships arising from shareholding.  In addition, where a company has a significant shareholder, the Exchange Guidelines suggest that the board of directors should include a number of directors who do not have interests in either the Company or the significant shareholder.  Of the proposed nominees, two are considered by the Board to be “unrelated” within the meaning of the Exchange Guidelines.

Mandate of the Board of Directors

The mandate of the Board, as prescribed by the Business Corporations Act (British Columbia), is to manage or supervise the management of the business and affairs of the Company and to act with a view to the best interests of the Company.  In doing so, the Board oversees the management of the Company’s affairs directly and through its committees.  In fulfilling its mandate, the Board, among other matters, is responsible for reviewing and approving the Company’s overall business strategies and its annual business plan, reviewing and approving the annual corporate budget and forecast, reviewing and approving significant capital investments outside the approved budget; reviewing major strategic initiatives to ensure the Company’s proposed actions accord with shareholder objectives; reviewing succession planning; assessing management’s performance against approved business plans and industry standards; reviewing and approving the reports and other disclosure issued to shareholders; ensuring the effective operation of the Board; and safeguarding shareholders’ equity interests through the optimum utilization of the Company’s capital resources.

Meetings of the Board

The Board plans to meet at least quarterly to review, among other things, the performance of the Company.  Results are compared and measured against a previously established plan and performance in prior years.  The Board also holds a meeting each year to review and assess the Company’s financial budget and business plan for the ensuing year and its overall strategic objectives.  This process establishes, among other things, benchmarks against which the Board may measure the performance of management.  Other meetings of the Board are called to deal with special matters as circumstances require.

Committee Responsibilities and Activities

Committees of the Board are an integral part of the company’s governance structure.  There are three standing committees (the “Committees”), established to devote the necessary expertise and resources to particular areas, and to enhance the quality of discussion at Board meetings.  The Committees facilitate effective Board decision making by providing recommendations to the Board on matters within their respective responsibilities.  The Board believes that the Committees assist in the effective functioning of the Board and that the composition of the Committees should ensure that the views of unrelated and independent directors are effectively represented.

A summary of the responsibilities and activities and the membership of each of the Committees is set out below:

Audit Committee

The Audit Committee is comprised of Harry Barr, Michael Philpot, and Bernard Barlin.  Mr. Barr is a “related” Director, and Mr. Philpot and Mr. Barlin are “unrelated” Directors.  The Exchange Guidelines recommend that an audit committee be comprised only of outside directors.  The board believes that Mr. Barr brings valuable knowledge and experience to the Audit Committee and that the composition of the Committee is appropriate.  The Audit Committee reviews and recommends to the Board for approval the annual financial statements and the annual report of the Company.  The quarterly financial statements of the Company are reviewed by the Audit Committee and the Board.  In addition, the Audit Committee is charged with the responsibility of monitoring the integrity of the Company internal controls and management information systems.  For the purposes of performing these duties, the members of the Audit Committee have the right, at all times, to inspect all of the books and financial records of the Company and to discuss with management and the auditors of the Company any accounts, records and matters relating to the financial statements of the Company.

Compensation Committee

The Compensation Committee is comprised of Harry Barr, Michael Philpot and Bernard Barlin.  Mr. Barr is a “related” Director and Mr. Philpot and Mr. Barlin are “unrelated” Directors.  The Compensation Committee periodically reviews the compensation paid to Directors, management, and employees based on such factors as time commitment, comparative fee paid by other companies in the industry in North America and level of responsibility and the Company’s current position as an exploration company with limited operating revenue.

Corporate Governance Committee

The Corporate Governance Committee is responsible for reviewing matters relating to corporate governance and making recommendations to the Board with respect thereto.

This Committee meets at least once annually.  Currently, the members are Harry Barr, Michael Philpot and Bernard Barlin who also constitute the Company’s Audit Committee.

Nomination and Assessment

The Board determines new nominees to the Board, although a process has not been adopted.  The nominees are generally the result of recruitment efforts by the Board members, including both formal and informal discussions among Board members and the President and Chief Executive Officer.  The Board monitors but does not formally assess the performance of individual Board members or committee members or their contributions.

Expectations of Management

The Board expects management to operate the business of the Company in a manner that enhances shareholder value and is consistent with the highest level of integrity.  Management is expected to execute the Company’s business plan and to meet performance goals and objectives.

STOCK OPTIONS

Options and Stock Appreciation Rights (SARS)

Grants During the Most Recently Completed Financial Year

During the year ended January 31, 2004, 354,000 stock options were granted to Directors, officers, consultants, and employees pursuant to the Company’s Stock Option Plan.  As of May 12, 2004 there were 604,000 outstanding options issued under the Company’s Stock Option Plan.

The following Options/SARs were granted to Named Executive Officers in the financial year ended January 31, 2004.

(a)

Options/SARs Grants During The Most Recently Completed Financial Year

Name	Securities Under Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Financial Year	Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options/SARs on the Date of Grant ($/Security)	Expiration Date
Harry Barr	79,500	22.5%	$0.15	$0.14	Sept 10/08
Canadian Gravity Recovery Inc.	79,500	22.5%	$0.15	$0.14	Sept 10/08

(b)

Options granted to Directors, non-executive insiders and others in the financial year:

Optionee	Number Of Shares Subject To Option	Date Of Grant	Exercise Price	Date of Expiry
Directors/Officers	80,000	Sept 10/03	$0.15	Sept 10/08
Consultants	115,000	Sept 10/03	$0.15	Sept 10/08

(c)

Options/SARs exercised by Directors, executive officers, non-executive insiders and others in the financial year.

Optionee	Number Of Shares Exercised	Date Of Grant	Exercise Price	Date Of Expiry
Nil

(d)

Options/SARs cancelled by Directors, executive officers, non-executive insiders and others in the financial year.

Optionee	Number Of Shares Cancelled	Date Of Grant	Exercise Price	Date Of Expiry
Nil

Amendment to Stock Option Plan

Disinterested shareholders of the Company (being those shareholders who are not Insiders of the Company as that term is defined under the policies of the TSX) will be asked to approve, by simple majority of the disinterested shareholders, the amendment to the Company’s Stock Option Plan (the “Plan”) to increase the maximum number of shares of the Company which may be allocated for issuance pursuant to incentive stock options under the Plan from 614,309 to 914,309 shares.  Insiders beneficially own 1,750,299 common shares of the Company which will be excluded for the purposes of the disinterested shareholder approval.

Upon receipt of disinterested shareholder approval to this amendment, the Company will seek approval to same from the TSX.  Both shareholder approval and TSX approval are required before the amendment to the Plan may be implemented.

The Company believes that awards under the Plan are an effective means of rewarding corporate and individual performance.  To provide the Company with the continued flexibility of granting such awards under the Plan, the Company is seeking approval from disinterested shareholders at the Meeting to increase the number of shares of the Company issuable under the Plan to a maximum of 914,309 shares, representing 20% of the issued and outstanding shares of the Company.

INTEREST OF MANAGEMENT AND INSIDERS IN MATERIAL TRANSACTIONS

None of the Directors or senior Officers of the Company, nor any proposed nominee for election as a Director of the Company, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company, nor any associate or affiliate of the foregoing persons has any material interest, direct or indirect, in any transaction since the commencement of the Company's last completed financial year or in any proposed transaction which, in either case, has or will materially affect the Company, except as disclosed herein.

Office Space

The Company has an office space lease agreement with a private company controlled by an officer and Director.  The lease is for a period of five years commencing July 1, 2000, with an annual basic rent of $10,000.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

None of the Directors or senior Officers of the Company is indebted to the Company.

PARTICULARS OF MATTERS TO BE ACTED UPON

1.

Annual Report and Financial Statements

The Board of Directors has approved all of the information in the Annual Report of the Company, including the audited financial statements for the year ended January 31, 2004.  A copy of the Annual Report, including the audited financial statements, is enclosed with this Information Circular.

2.

Ratification of Acts of Directors

Shareholders of the Company will be asked to ratify, confirm and approve all actions, deeds and conduct of the Directors on behalf of the Company since the date of the last Annual General Meeting.

3.

Appointment of Auditors

Shareholders of the Company will be asked to vote for the re-appointment of Smythe Ratcliffe Chartered Accountants, of Vancouver, British Columbia, as the Company's auditors, to hold office until the next Annual General Meeting of the shareholders, at a remuneration to be fixed by the Directors.

4.

Election of Directors

It is proposed that the below-stated nominees be elected at the Meeting as Directors of the Company for the ensuing year.  The persons designated in the enclosed form of proxy, unless instructed otherwise, intend to vote for the election of the nominees listed below to the Board of Directors.  Each Director elected will hold office until the close of the next Annual General Meeting, or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated.

Management of the Company does not contemplate that any of the nominees will be unable to serve as a Director but, if that should occur for any reason prior to the Meeting, the persons designated in the enclosed form of proxy reserve the right to vote for other nominees in their discretion.

The following table sets out the names of management’s nominees for election as Directors, all offices in the Company each now holds, each nominee’s principal occupation, business or employment, the period of time during which each has been a Director of the Company and the number of shares of the Company beneficially owned by each, directly or indirectly, or over which each exercised control or direction, as at May 12, 2004.

Name, Municipality of Residence and Position Held	Principal Occupation for the Past Five Years(1)	Director of the Company Since	Shares Beneficially Owned or Controlled(2)
Harry Barr(3) Canada Director	President, CEO, & Director of CanAlaska Ventures Ltd. (1985 – present); President, CEO, & Director of Pacific North West Capital Corp. (1996 – present); President and Director of Freegold Ventures Limited (1985-1999); and Chairman and Director of Freegold Ventures Limited. (1999–present).	1999	1,750,299
Bernard Barlin(3) UK Director	Director of CanAlaska Ventures Ltd. (1989 – present); Director of Freegold Ventures Limited (1989-present); and Director of Pacific North West Capital Corp. (2000 – present).	2004	Nil
Michael Philpot(3) Canada Director	Director of First Quantum Minerals Ltd. (1997-2001); and Officer of First Quantum Minerals Ltd. (2001-present).	2004	Nil

(1)

The information as to principal occupation has been furnished by the respective individual.

(2)

The information as to shares beneficially owned or over which a director exercises control or direction has been furnished by the respective directors individually.

(3)

Denotes member of the audit committee.

Harry Barr is also the President and Director of CanAlaska Ventures Ltd. and as members of the Board of Directors of such company, will be empowered to vote the shares of the Company owned by CanAlaska Ventures Ltd.

5.

Amendment to Stock Option Plan

Disinterested shareholders of the Company (being those shareholders who are not Insiders of the Company as that term is defined under the policies of the TSX) will be asked to approve, by simple majority of the disinterested shareholders, the amendment to the Company’s Stock Option Plan (the “Plan”) to increase the maximum number of shares of the Company which may be allocated for issuance pursuant to incentive stock options under the Plan from 614,309 to 914,309 shares, representing 20% of the issued and outstanding shares of the Company.  Insiders beneficially own 1,750,299 common shares of the Company which will be excluded for the purposes of the disinterested shareholder approval.  Upon receipt of disinterested shareholder approval to this amendment, the Company will seek approval to same from the TSX.  Both shareholder approval and TSX approval are required before the amendment to the Plan may be implemented.

Purpose of Resolution

The Plan currently provides that the aggregate number of shares of the Company that may be issued under the Plan shall not exceed 614,309 shares.  As of the Record Date 604,000 shares issuable under the Plan have been issued or reserved for issuance as follows:

Shares issued upon exercise of incentive stock options

0

Shares reserved for issuance pursuant to unexercised

   incentive stock options

604,000

Unallocated shares available for future grants of

   incentive stock options

10,309

Total:

614,309

The Company believes that awards under the Plan are an effective means of rewarding corporate and individual performance.  To provide the Company with the continued flexibility of granting such awards under the Plan, the Company is seeking approval from disinterested shareholders at the Meeting to increase the number of shares of the Company issuable under the Plan to a maximum of 914,309 shares.

The text of the resolution which is proposed for approval is as follows:

“RESOLVED, BY DISINTERESTED SHAREHOLDER APPROVAL, THAT:

1.

the amendment to the Plan to increase the maximum number of common shares of the Company which may be allocated for issuance pursuant to incentive stock options under the Plan to 914,309 shares, is hereby consented to and approved; and

1.

the Board of Directors of the Company is hereby authorized to implement the Plan, as amended.”

6.

Amendment to Previously Granted Incentive Stock Options

Disinterested shareholders of the Company (being those shareholders who are not Insiders of the Company as that term is defined under the policies of the TSX Venture Exchange) will be asked to approve, by simple majority of the disinterested shareholders, any amendments to incentive stock options granted to Insiders of the Company, including but not limited to, any changes in the exercise price or expiry date of such incentive stock options.  Any such amendments will also require the prior approval of the TSX Venture Exchange before they may be implemented.

The text of the resolution which is proposed for approval is as follows:

“RESOLVED, BY DISINTERESTED SHAREHOLDER APPROVAL, THAT:

1.

during the ensuing year, any amendment or amendments to an incentive stock option or options granted to any Insider of the Company be and the same is hereby consented to and approved; and

2.

the Board of Directors of the Company is hereby authorized to implement any such amendment or amendments to any incentive stock option or options granted to any Insider of the Company, as may be determined by the Directors in their sole and absolute discretion, and as is acceptable to the TSX Venture Exchange.”

1.

Potential Investments by the Company in Affiliated Companies

CanAlaska Ventures Ltd., Pacific North West Capital Corp. and/or Freegold Ventures Limited are reporting companies which are affiliated with the Company by virtue of these companies each having common Directors with the Company, common shareholders with the Company and existing inter-corporate investments with the Company.

The Company may wish to undertake one or more investments in any of these three companies during the ensuing year and accordingly the Company will seek shareholder approval, by a simple majority of disinterested shareholders (being those shareholders who are not Directors, senior Officers or holders of 10% or more of the outstanding shares of any of CanAlaska Ventures Ltd., Pacific North West Capital Corp. or Freegold Ventures Limited), to permit the Company to invest in any of these three companies so long as such investment, in management’s opinion, is in the best interests of the Company and so long as the Company maintains sufficient working capital and project capital for ongoing operations.

8.

Compliance with Business Corporations Act, British Columbia

On March 29, 2004, the British Columbia Legislature enacted the Business Corporations Act, (the “New Act”) and repealed the Company Act, which previously governed the Company.  The New Act streamlines many issues pertaining to how companies are formed and managed.  All pre-existing British Columbia companies are required to adapt to the New Act.  To do so, there are three steps: (i) first is to file a Transition Application with the British Columbia Registrar of Companies, which the Company will do prior to the Meeting; (ii) Shareholders must then approve the removal of what are known as “pre-existing company provisions” from the Notice of Articles that forms part of the Transition Application; and (iii) Shareholders then adopt a new form of Articles that takes advantage of various provisions of the New Act.

The Notice of Articles, filed with the Transition Application, is a replacement to the Company’s existing Memorandum, and sets out such items as the Company’s authorized share capital and the names and addresses of the Company’s directors.  “Pre existing company provisions” are matters set out in the Company’s current Articles which conflict with various provisions of the New Act.  A company remains subject to its pre-existing company provisions until the Shareholders remove these provisions by special resolution.

At the Meeting, Management will ask the Shareholders to approve, by special resolution, that:

1.

the Notice of Articles of the Company be altered to remove the application of the pre-existing company provisions, through the filing of a Notice of Alteration;

2.

subject to paragraph 3 below, the solicitors for the Company are authorized and directed to prepare and electronically file the Notice of Alteration with the Registrar of Companies; and

3.

the Notice of Alteration shall not be filed with the Registrar of Companies unless and until this resolution has been received for deposit at the Company’s record office.

At the Meeting, Management will ask the Shareholders to adopt the following special resolutions, that:

1.

the existing Articles of the Company be deleted in their entirety and the form of Articles presented at the Meeting be adopted as the Articles of the Company; and

2.

the alterations made to the Company’s Articles shall take effect upon deposit of this resolution into the Company’s Minute Book.

At the Meeting, Management will also ask the Shareholders to approve, by ordinary resolution, that:

1.

pursuant to section 46 of the Business Corporations Act, persons, other than a current director of the Company, may only inspect the Company’s records at the Company’s records office between the hours of 10:00 a.m. and 12:00 p.m. on normal business days in the Province of British Columbia.

A complete copy of the Company’s proposed new Articles will be available for review at the Meeting, and for a period of ten days prior thereto, at the Company’s offices at 2303 West 41st Avenue, Vancouver, British Columbia V6M 2A3.

OTHER BUSINESS

Management of the Company is not aware of any matter to come before the Meeting other than the matters referred to in the Notice of the Meeting.  However, if any other matter properly comes before the Meeting, the accompanying form of proxy confers discretionary authority to vote with respect to amendments or variations to matters identified in the Notice of the Meeting and with respect to other matters that properly may come before the Meeting.

CERTIFICATE

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

Dated this 17th day of May, 2004.

ON BEHALF OF THE BOARD OF DIRECTORS

“Harry Barr”

Harry Barr

President & CEO

Schedule “A” to the Information Circular

of El Nino Ventures Inc.

TSX Corporate Governance Committee Guidelines	Comments
1. The Board should explicitly assume responsibility for stewardship of the Company Specifically, the board should assume responsibility for:

•

The Board has assumed responsibility for the stewardship of the Company by overseeing the management and operations of the business of the Company and supervising management, which is responsible for the day-to-day conduct of the business.

•

The above complies with the TSX Guidelines.

(a) adoption of a strategic planning process

•

The Board has assumed responsibility for ensuring there are long-term goals and strategies in place for the Company, such goals and strategies are prepared by management and reviewed with the Board on an annual basis and are a component of the Board’s annual agenda.

•

The Board, as a whole, participates in discussions on corporate strategy and, if appropriate, approves the strategies and implementation plans recommended by management.

•

In addition, the Board provides periodic guidance throughout the year in the development of corporate strategies based on the strategic plan and annual business plans.

•

The above complies with the TSX Guidelines.

(a) identification of principal risks and implementation of appropriate risk-management systems.

•

The Board, in conjunction with management, determines the principal risks associated with the Company’s business based on the knowledge of the industry, the regulatory and competitive environment within which the Company operates, and general economic conditions.

•

The above complies with the TSX Guidelines.

(a) communications policy

•

The Board has implemented appropriate systems to ensure complete, timely and effective communications between the Company, its shareholders, the public regulatory agencies.

•

The above complies with the TSX Guidelines.

(a) integrity of internal control and management information systems

•

The Audit Committee reviews and approves methods relating to financial controls and oversees the financial reporting process in accordance with Canadian generally accepted accounting principles.

•

The above complies with the TSX Guidelines.

1. Majority of directors are “unrelated”

•

An “unrelated” director under the Guidelines is a director who is independent from management and is free from any interest and any business or other relationship which could materially interfere with his or her ability to act in the best interests of the Company other than interests arising from shareholding.  Where a company has a significant shareholder, in addition to a majority of “unrelated” directors, the Board  should include a number of directors who do not have interests or relationships with either the Company or the significant shareholder.

•

The Company has one director who is a "related" director and two directors who are "unrelated" directors and accordingly does not comply with the TSX Guidelines.  Given this period in the Company's development, together with the knowledge and experience brought to the Board by the "related" director, the Board feels that it is unnecessary at this time to appoint an additional "unrelated" director to the Board.

1. Disclose whether each director is “unrelated”	• Harry Barr is related due to holding a management position. Bernard Barlin and Michael Philpot are unrelated. • The above complies with the TSX Guidelines.
1. Appoint a committee responsible for appointment/assessment of directors, composed of a majority of unrelated directors.

•

The Company does not at this time have a specific committee responsible for the appointment or assessment of directors.  These functions are addressed by the Board as a whole as necessary.

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This period in ELN’s development does not warrant the foregoing, therefore this does not comply with the TSX Guidelines.

1. Implement a process for assessing the effectiveness of the Board, its committees and individual directors.

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The Company does not have at this time a specific process established for assessing the effectiveness of its directors.

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This period in ELN’s development does not warrant the foregoing, therefore this does not comply with the TSX Guidelines.

1. Provide orientation and education programmes for new directors.

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The Board is composed of experienced corporate directors.

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The President of the Board and the Corporate Governance Committee, will periodically select special educational topics for presentation and discussion at Board meetings or seminars, which deal with the business and regulatory environment,  new technology and other matters relating to the Company’s business.

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The above complies with the TSX Guidelines.

1. Consider reducing the size of the board, with a view to improve effectiveness

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Upon consideration of reduction of the size of the board, the board has decided that the current size of the Board provides for effective meetings and communications while maintaining a diversity of views and appropriately representing shareholders’ interests.

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The above complies with the TSX Guidelines.

1. Review compensation of directors in light of risks and responsibilities

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The Board and the Compensation Committee periodically review the compensation and benefits of the directors.  In this regard, time commitments, compensation by other similar organizations and the responsibilities of directors in general are considered factors.

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The Company intends to also ensure that directors’ compensation aligns the Board with the interests of shareholders, through the promotion of increased share ownership and performance-based long-term incentive compensation.

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The above complies with the TSX Guidelines.

1. Committees should generally be composed of non-management directors and the majority of committee members should be unrelated.

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The Company intends to review the composition of its committees to arrange for every committee to consist of a least a majority of “unrelated” directors”.

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The Company’s committees consist of a majority of unrelated directors while one director of each committee is a management director.  Mr. Barr, a management director, is also a member of the Company's committees and accordingly the Company does not comply with the TSX Guidelines on this issue.  The Board feels that Mr. Barr's business and public company expertise together with his extensive knowledge about the stage of development of the Company and its properties, outweighs the recommendation for all committee members to be non-management directors.  It is the Board's opinion that Mr. Barr's presence is required on the committees in order for them to knowledgably and expeditiously address the issues that arise in relation to the Company.

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The above complies with the TSX Guidelines.

1. Appoint a committee responsible for determining the Company’s approach to corporate governance issues.	• The Board has established a Corporate Governance Committee to be responsible for governance issues. • The above complies with the TSX Guidelines.
1. Define limits to management’s responsibilities by developing mandates for: (a) the Board (b) the executive officer

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The Board has a broad responsibility for supervising the management of the business and affairs of the Company.  The Board has a framework for delegation of responsibilities from the Board to executive management.

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There are terms of reference for the Chairman or President, who serves as the chief executive officer.  As well, his annual performance objectives, which are reviewed and approved by the Board, will constitute his mandate and further define the responsibilities of management.

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The Board reviews the performance of the Chairman and/or President against such annual objectives.

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The above complies with the TSX Guidelines.

1. Establish procedures to enable the Board to function independently of management.

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The Board holds sessions without management present at Board meetings where appropriate.

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The independence of the Board is further enabled through the separation of the positions of Chairman and President.

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Each of the Committees has specific authority to retain external advisors, as appropriate (at the expense of the Company).

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Members of the Board can request at any time a meeting restricted to outside members of the Board for the purpose of discussing matters independently of management.

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The above complies with the TSX Guidelines.

1.

Establish an Audit Committee with a specifically defined mandate, with all members being unrelated directors and the Board should adopt a charter for the audit committee which sets out the specific roles and responsibilities.

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The Audit Committee has been composed of a majority of unrelated directors, and is responsible for reviewing audit functions and the preparation of financial statements, and reviewing and recommending for approval to the Board all public disclosure information such as financial statements, quarterly reports, financial news releases, annual information forms, management’s discussion and analysis and prospectuses.

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The specific roles and responsibilities of the Audit Committee and the members thereof are understood by the Audit Committee members and the Board.  A formal charter has not been adopted as such, but is under consideration.

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The Audit Committee ensures that management has effective internal control systems and an appropriate relationship with the external auditors and meets regularly with them, without management present.

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This period in ELN’s development does not warrant the foregoing, therefore this does not comply with the TSX Guidelines.

1. Implement a system to enable individual directors to engage outside advisors, at the Company’s expense.

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In addition to the authority of committees to retain external advisors in connection with their responsibilities, individual directors may engage outside advisors at any time (at the expense of the Company)  to provide advice with respect to a corporate decision or action.

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 The above complies with the TSX Guidelines.